SECURITIES AND EXCHANGE COMMISSION


                      WASHINGTON, DC  20549


                             FORM 8-K


                          CURRENT REPORT


                 Pursuant to Section 13 or 15(d)
               The Securities Exchange Act of 1934


                           July 2, 2002
                           ------------
         Date of Report (Date of earliest event reported


                      Cyclo3pss Corporation
                      ---------------------
      (Exact name of Registrant as specified in its charter)


    Delaware                       0-22720            87-0455642
    --------                       -------            ----------
    State of Incorporation    Commission File No.     IRS Employer
                                                      Identification No.




              7105 South Highland Drive, Suite #102
                    Salt Lake City, UT  84121
                    -------------------------
              Address of principal executive offices



                         (801) 972-9090
                         --------------
                 (Registrant's telephone number)


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Item 5.  Other Information.

Changes in Registrant's Financial Condition and Operating Status

The Board of Directors of Cyclo3pss Corporation (the "Company") has determined to suspend all operations of the Company immediately due to an inability to locate willing investors and to secure necessary and suitable financing.

The Management and staff of the Company have working for several months without compensation and have been individually advancing monies to the Company as needed during this period to maintain operations. However a long term solution to the cash requirements has not materialized, and the individuals contributing have exhausted their personal ability to support the Company's activities.

On June 27, 2002 The Company received a Demand For Payment from The Procter & Gamble Company, its sole secured creditor, for $575,000., plus any interest accrued and due and payable to be paid on or before July 2, 2002. (see attached exhibit "1") The Demand for Payment resulted from the Company's notification to The Procter & Gamble Company of it's inability to continue operations and failure to meet the terms of compliance governing the loan.

The note is secured by all of the Company's assets which include it's patents, trademarks, technologies, technology licenses and royalty streams. Upon foreclosure of the loan those assets will then become the property of The Procter & Gamble Company.

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  July 2, 2002

                                      CYCLO3PSS

                                By:  William R. Stoddard


                                /s/William R. Stoddard
                                CEO
                                Principal Executive Officer

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                         EXHIBIT INDEX

The following exhibits are filed herewith:

Number           Description
---------        --------------
99               Demand Letter from Procter & Gamble dated June 27, 2002.

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